                                                                 EXHIBIT 10.1



                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT, is made as of May 22, 1998 by and between ShopKo Stores, Inc., a Wisconsin corporation (the "Company"), and Richard D. Schepp ("Indemnitee").

         WHEREAS, Indemnitee is a member of the Board of Directors and/or an executive officer of the Company; and

         WHEREAS, it will be difficult to retain directors and executive officers of the Company unless such persons are adequately indemnified against liabilities incurred and claims made in performance of their duties as directors and/or executive officers of the Company; and

         WHEREAS, Article VII of the Company's By-laws (the "By-laws") provides for the indemnification by the Company of the officers and directors of the Company and, as additional consideration for the services of Indemnitee, the Company has obtained at its expense directors' and officers' liability insurance ("D & O Insurance") covering Indemnitee with respect to Indemnitee's position with the Company; and

         WHEREAS, to induce Indemnitee to continue to serve as a member of the Board of Directors and/or as an executive officer of the Company, the Company has determined that it is in its best interests to assure Indemnitee of the protection currently provided by the By-laws and D & O Insurance and to indemnify Indemnitee to the fullest extent permitted by the Wisconsin Business Corporation Law (the "WBCL").

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

         1. Indemnification. The Company agrees to indemnify and hold Indemnitee harmless from and against any and all claims, liabilities, damages, judgments, penalties, fines, settlements, disbursements or expenses of any type whatsoever (including, without limitation, reasonable attorneys' fees) incurred by Indemnitee in or arising out of (A) the status, capacities or activities of Indemnitee as a director and/or an executive officer of the Company, or (B) the status, capacities or activities of Indemnitee with any Subsidiary (as hereinafter defined) which status, capacities or activities with such Subsidiary were undertaken in connection with the Indemnitee's position with the Company as a director and/or an executive officer, in each case to the maximum extent permitted under Subchapter VIII of the WBCL and Article VII of the By-laws as in effect on the date hereof and as either may be amended to provide more advantageous rights to the Indemnitee. For purposes hereof, "Subsidiary" means any corporation, joint venture, limited liability company, or other business entity in which the Company has a significant direct or indirect equity interest.

         2. Advances of Expenses. Upon written request by Indemnitee and subject to the requirements of the WBCL, the Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding, action or investigation to which Indemnitee is a party or is threatened to be made a party arising out of any matter for which the Indemnitee is entitled to indemnification pursuant to Section 1 hereof to the maximum extent permitted under Subchapter VIII of the WBCL and Article VII of the By-laws as in effect on the date of this Agreement and as either may be amended to provide more advantageous rights to the Indemnitee. The indemnification provisions contained in Subchapter VIII of the WBCL and Article VII of the By-laws, as in effect on the date hereof and as either may be amended to provide more advantageous indemnification rights to Indemnitee, shall be deemed to be a contract between the Company and Indemnitee and any amendment, modification, revocation or repeal of any such provisions of Subchapter VIII of the WBCL or
Article VII of the By-laws shall not limit any rights of Indemnitee hereunder to indemnification or the allowance of expenses.

         3. Other Rights of Indemnitee. The right of Indemnitee to indemnification or advance of expenses pursuant to this Agreement shall not be exclusive of other rights Indemnitee may have (i) under applicable law, (ii) pursuant to other agreements between the Company and Indemnitee or the By-laws (subject to Section 16 hereof), or (iii) pursuant to any agreement with a third party (by way of insurance, indemnification or otherwise).

         4. Absolute Right to Indemnification and Advancement of Expenses. The Company agrees that it shall not, and the Company hereby waives all rights that it has or may have to refuse to indemnify, or withhold payment of amounts for which Indemnitee is indemnified hereunder, based on any breach or alleged breach of any of the provisions of this Agreement by Indemnitee or for any other reason whatsoever; provided, however, that the Agreement shall not require the Company to make any payment prohibited by law, or to advance expenses contrary to the provisions hereof. In the event Indemnitee is required to bring any action to enforce Indemnitee's rights or to collect monies due to Indemnitee under this Agreement, and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's legal fees and expenses in bringing and pursuing such action.

         5. Amendments to Wisconsin WBCL or Company's Articles or By-laws. The Company shall not amend its Articles of Incorporation ("Articles") or By-laws to reduce or eliminate the Indemnitee's right to indemnification or advances provided for under this Agreement. Any amendments to the Articles or By-laws made subsequent to the date of this Agreement which reduce or eliminate rights of persons entitled to indemnification or advances under such Articles or By-laws shall not limit the rights of Indemnitee pursuant to this Agreement. If the WBCL, the Articles or the By-laws are amended so as to provide for greater indemnification rights or benefits, Indemnitee shall be entitled to such greater rights and benefits immediately upon such amendment. Subsequent amendments to the WBCL or other applicable law shall in no way reduce Indemnitee's rights under this Agreement.

         6. Maintenance of Insurance. The Company represents that it presently has in force and effect directors and officers insurance under a directors' and officers' liability insurance policy covering certain liabilities which may be incurred by its officers and directors. The Company agrees to purchase and maintain in effect, for the benefit of Indemnitee, D & O Insurance providing, in all respects, coverage not less favorable than that presently provided pursuant to said policy for so long as Indemnitee shall serve as director and/or executive officer and until the later of (i) three years after Indemnitee ceases to be a director and/or executive officer, as the case may be, for any reason, or (ii) for so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a member of the Board of Directors and/or an executive officer, as the case may be. The unavailability or subsequent exclusions, limitations or deductibles contained in coverage provided by such D & O Insurance shall in no way limit the obligations of the Company to insure and indemnify Indemnitee to the full extent required by this Agreement.

         7. Effect of Certain Proceedings. The termination of any proceeding or of any claim, issue or matter therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not of itself adversely affect the right of Indemnitee to indemnification hereunder or create a presumption that indemnification is not required. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

         8. Notification. Promptly after receipt by Indemnitee or the Company of any notice or document respecting the commencement of any action, suit, proceeding or investigation naming or involving Indemnitee and relating to any matter concerning which Indemnitee may be entitled to indemnification or advances pursuant to this Agreement, the party receiving notice will notify the other of the receipt of same, but the failure by Indemnitee to so notify the Company shall not relieve the Company from any obligation under this Agreement or otherwise.

         9. Amendment. This Agreement may be amended at any time by written instrument executed by the Company and Indemnitee.

         10. Notices. All notices and other communications between the parties with respect to this Agreement must be made in writing and shall be deemed to have been fully delivered as of the date on which they are hand delivered or deposited in the United States mail for delivery by registered or certified mail, postage and fees prepaid.

         11. Binding Effect. Due to the personal nature of the services to be rendered by Indemnitee, Indemnitee may not assign this Agreement. Subject to the foregoing, the provisions of this Agreement are binding upon and inure to the benefit of (i) Indemnitee and Indemnitee's respective heirs, legal representatives and administrators, and (ii) the Company and its successors, transferees and assigns.

         12. Term of Agreement. This Agreement shall continue and terminate upon the later of: (i) 10 years after the date that Indemnitee shall have ceased to serve as a director and/or executive officer of the Company; or (ii) the final termination of all pending proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement relating thereto.

         13. Validity. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         14. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be discussed between the parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding the parties' good faith efforts, a dispute remains unresolved for a period of 45 days after initial notice from one party to the other of the dispute, the parties shall submit such dispute to arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction over the controversy. The costs of the proceedings shall be paid by the Company. Unless otherwise agreed upon, the place of arbitration proceedings shall be Brown County, Wisconsin.

         15. Subrogation. In the event of payment by the Company to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, and Indemnitee shall execute all documents and shall do all things necessary to enable the Company effectively to bring suit to enforce such rights.

         16. Effectiveness. The provisions of this Agreement (i) shall supersede the provisions of any Indemnification Agreement between the Indemnitee and the Company's predecessor corporation which was incorporated under Minnesota law, and (ii) shall be retroactive to cover any and all matters which may have taken place prior to the date hereof for which the Indemnitee is entitled to indemnification pursuant to Section 1 hereof. By way of example but not of limitation, this Agreement shall apply to matters for which the Indemnitee is entitled to indemnification pursuant to Section 1 hereof, regardless of whether such matters relate to activities of Indemnitee or the Company preceding or subsequent to the date of this Agreement.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                        SHOPKO STORES, INC.



                                                         By:
-----------------------------                               --------------------
Indemnitee                                                  Its